                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




                          Date of Report: June 3, 2004
                  Date of Earliest Event Reported: May 26, 2004



                            REALITY INTERACTIVE, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



                                     Nevada
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


                  0-27862                               80-0028196
----------------------------------------    ------------------------------------
          (Commission File Number)          (I.R.S. Employer Identification No.)


  820 Gessner, Suite 1340, Houston, Texas                77024
--------------------------------------------           ---------
  (Address of Principal Executive Offices)             (Zip Code)


                                 (713) 935-0122
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


               378 North Main Street, No. 124, Layton, Utah 84043
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

THE MERGER

        On May 26, 2004, a newly formed wholly owned subsidiary of Reality Interactive, Inc., a Nevada corporation ("Reality Interactive"), merged with and into Natural Gas Systems, Inc., a Delaware corporation ("NGS"). As a result of this merger (the "Merger"), NGS became a wholly owned subsidiary of Reality Interactive.

        The Merger occurred pursuant to an Agreement and Plan of Reorganization dated as of April 12, 2004 (the "Merger Agreement") among Reality Interactive, Reality Acquisition Corp., Global Marketing Associates, Inc., Dean H. Becker and NGS. On April 27, 2004, Reality Interactive filed a copy of the Merger Agreement with the Securities and Exchange Commission on a Report on Form 8-K/A.

        Immediately prior to the Merger, Reality Interactive had 7,946,255 outstanding shares of common stock and no outstanding shares of preferred stock. Pursuant to the Merger, (i) 7,000,000 of the 7,010,000 shares of Reality Interactive common stock held by Dean H. Becker, Reality Interactive's President and Chief Executive Officer, were cancelled, and (ii) 21,750,001 shares of Reality Interactive common stock were issued to the stockholders of NGS in exchange for 100% of the outstanding shares of common stock of NGS. The share exchange ratio in the Merger was determined through arms'-length negotiations between Reality Interactive and NGS. Prior to the Merger, Mr. Becker owned approximately 88% of Reality Interactive's outstanding shares. Information in this Report on Form 8-K regarding the number of shares of Reality Interactive common stock issued in the Merger assumes that no stockholders of NGS will exercise their right under Delaware law to seek an appraisal of the value of their NGS stock in lieu of the receipt of shares of Reality Interactive common stock.

        Each outstanding option or warrant to purchase shares of NGS common stock, whether or not then exercisable, was converted into an option or a warrant to purchase an identical number of shares of Reality Interactive common stock at a price equal to the exercise price of the option or warrant in effect immediately prior to the Merger.

        As a result of the Merger, (i) 22,696,256 shares of Reality Interactive common stock are outstanding, 95.8% of which are owned by the former stockholders of NGS, and (ii) Reality Interactive is now controlled by the former stockholders of NGS.

CHANGE OF EXECUTIVE OFFICERS AND DIRECTORS

        Immediately following the completion of the Merger, (i) Dean H. Becker resigned as Reality Interactive's President and Chief Executive Officer, (ii) Robert S. Herlin was appointed President and Chief Executive Officer of Reality Interactive, and (iii) Sterling McDonald was appointed Chief Financial Officer and Treasurer of Reality Interactive. Messrs. Herlin and McDonald hold the same positions with NGS.

        Immediately following the completion of the Merger, Mr. Becker (Reality Interactive's sole director at the time) increased the size of the Board of Directors to two directors and appointed Laird Q. Cagan as Chairman of the Board of Directors. Messrs. Cagan and Becker currently serve as Reality Interactive's only directors.

        On May 26, 2004, Reality Interactive filed with the Securities and Exchange Commission an Information Statement pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder regarding the following change in a majority of Reality Interactive's Board of Directors in accordance with the terms of the Merger Agreement: On or about June 5, 2004, Mr. Becker will resign as a director, and Robert S. Herlin, John Pimentel, E.J. DiPaolo and Gene Stoever will be appointed to the Board of Directors of Reality Interactive to serve with Mr. Cagan.

        Information regarding Reality Interactive's directors and executive officers who are anticipated to be in office on or about June 5, 2004 is set forth below. If any director or executive officer listed below is unable to serve, the directors will appoint a successor. Each director serves until his successor is elected at the annual meeting of shareholders or until his earlier death, resignation or removal and, subject to the terms of any employment agreement with Reality Interactive, each executive officer serves at the pleasure of the Board of Directors.

Name                                 Age       Position
----                                 ---       --------
Robert Herlin                        49        Chief Executive Officer, President and Director
Laird Q. Cagan                       46        Director
John Pimentel                        38        Director
Sterling McDonald                    55        Chief Financial Officer and Treasurer
E.J. DiPaolo                         51        Director
Gene Stoever                         65        Director
Dean Becker                          50        Director

        ROBERT S. HERLIN, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR

        Mr. Herlin has been President and Chief Executive Officer of NGS since 2003. He is responsible for all of NGS' operations, development of its business model, identifying acquisitions of applicable oil and gas properties, developing the NGS operating team and creating, establishing and maintaining industry partnerships. Mr. Herlin has more than 21 years of experience in energy transactions, operations and finance with small independents, larger independents and major integrated oil companies. Since 2003, Mr. Herlin has also served as a Partner with Tatum CFO, a financial advisory firm that provides executive officers on a part-time or full-time basis to clients. From 2001 to 2003, Mr. Herlin served as Senior Vice President and Chief Financial Officer of Intercontinental Towers Corporation, an international wireless infrastructure company. From 1997 to 2001, he was employed at Benz Energy, Inc., an oil and gas company, most recently as President. Mr. Herlin also serves on the board of directors of Boots and Coots Group, an oil field services company. Mr. Herlin graduated with honors from Rice University with B.S. and M.E. degrees in engineering and has an MBA from Harvard University.

        LAIRD Q. CAGAN, CHAIRMAN OF THE BOARD

        Mr. Cagan is a co-founder, and since 2001 has been Managing Director, of Cagan McAfee Capital Partners, LLC, a technology-focused private equity firm in Cupertino, California. He also serves as President of Cagan Capital, LLC, a merchant bank he formed in 1990. From 1999 to 2001, he served as Chairman and Chief Executive Officer of BarterNet Corporation, a worldwide Internet B2B exchange. Mr. Cagan attended M.I.T. and received a BS and an MS degree in engineering, and an MBA, from Stanford University. He is a member of the Young Presidents Organization.

        JOHN PIMENTEL, DIRECTOR

        Since 2002, Mr. Pimentel has been a principal of Cagan McAfee Capital Partners where he is responsible for business development, investment structuring, and portfolio company management. From 1998 to 2002, he worked with Bain & Company in the firm's Private Equity Group, and the general consulting practice. From 1993-1996 Mr. Pimentel served as Deputy Secretary for Transportation for the State of California. Mr. Pimentel has served as a director of World Waste Technologies, Inc. and Pacific Ethanol, Inc. since early 2004. Mr. Pimentel has an MBA from Harvard Business School, and a BA from UC Berkeley.

        STERLING MCDONALD, CHIEF FINANCIAL OFFICER AND TREASURER

        Sterling McDonald joined NGS as Chief Financial Officer in 2003. Since joining NGS, Mr. McDonald has also been responsible for all the administrative functions of NGS. From 1999 to 2003, Mr. McDonald acted as an independent consultant and interim Chief Financial Officer to various companies. From 1997 to 1999, he served as Chief Financial Officer for PetroAmerican Services, a subsidiary of an integrated NYSE-traded oil and gas company. Previously, he served as Chief Financial Officer of PetroStar Energy, an exploration and production company, and Treasurer of Reading and Bates Corporation, an NYSE-traded international offshore drilling services, exploration and production company. Mr. McDonald holds an MBA, with highest academic achievement, from the University of Tulsa.

        E. J. DIPAOLO, DIRECTOR

        Mr. DiPaolo has served as an Energy Advisor to Growth Capital Partners, L.P., an investment banking company, since 2003. From 2002 to the present, Mr. DiPaolo has served as an independent energy producer. From 1976 to 2002, Mr. DiPaolo was with Halliburton Company, most recently as Group Senior Vice President of Global Business Development, where he was responsible for the management of overall customer relationships with the companies within Halliburton's upstream businesses, including Halliburton Energy Services, Brown and Root Energy Services, and Landmark Graphics and Wellstream. Previously, Mr. DiPaolo was the North American Regional Vice President and Far East Regional Vice President for Halliburton, accountable for the overall operation of Halliburton Energy Services in these regions. Mr. DiPaolo also serves on the Board of Directors of Boots and Coots Group, an oil field services company, and Edgen Corporation, a pipe distribution company. He received his undergraduate degree in agricultural engineering from West Virginia University in 1976 where he currently serves on the Advisory Board of the College of Engineering.

        GENE STOEVER, DIRECTOR

        In 1993, Mr. Stoever retired from KPMG Peat Marwick after 32 years of service, including 24 years as a partner. Since 1999, he has acted as an independent consultant. From 1999 to 2004, he served as the trustee of the Sterling Diagnostic Imaging and SDI Liquidating Trust. He also serves as a Director of Exepack, LLC, a flexible packaging company. Mr. Stoever earned his B.B.A. degree in accounting with honors from the University of Texas at Austin, is a Certified Public Accountant in the State of Texas, was previously certified to practice in the States of Louisiana and North Carolina, and was a member of the American Institute of CPAs. Mr. Stoever is a current member of the Texas Society of Public Accountants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Laird Q. Cagan, Managing Director of Cagan McAfee Capital Partners, LLC (the "Financial Consultant") is NGS' Chairman of the Board. Eric M. McAfee, a major shareholder in NGS, is also a Managing Director of the Financial Consultant and also a major shareholder in Verdisys, Inc., with which NGS has a drilling services agreement. All transactions between NGS and Verdisys have been conducted on an arms'-length basis.

        Individuals associated with the Financial Consultant currently beneficially collectively own over 62% of the outstanding shares of NGS. For services rendered in connection with the Merger, the Financial Consultant was paid a merger and acquisitions advisory fee equal to $300,000 and received a warrant to purchase 240,000 shares of NGS common stock, with a seven year maturity, a cashless net exercise provision and an exercise price equal to $1.00 per share. The Financial Consultant also receives monthly fees from NGS in connection with strategic and financial advisory services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number of shares of Reality Interactive common stock beneficially owned immediately prior to the closing of the Merger, and immediately after the closing of the Merger, by (i) those persons or groups known to beneficially own more than 5% of Reality Interactive's common stock immediately prior to the closing of the Merger, (ii) those persons or groups known to beneficially own more than 5% of Reality Interactive's common stock immediately after the closing of the Merger, (iii) each current executive officer and director and each person who will become an executive officer or director on or about June 5, 2004, (iv) all directors and executive officers as a group immediately prior to the closing of the Merger, and (v) as a group, persons who are expected to be directors and executive officers on or about June 5, 2004. The information is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. Except as indicated below, the shareholders listed possess sole voting and investment power with respect to their shares.

-------------------------------------------------------------------------------------------------
                                                  Before Closing              After Closing
                                                 of the Merger(1)            of the Merger(2)
                                              -----------------------      ---------------------
                                              Amount and                   Amount and
                                              Nature of                    Nature of
                                              Beneficial     Percent       Beneficial    Percent
Name and Address of Beneficial Owner          Ownership      of Class      Ownership     of Class
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
Dean Becker(3)                                7,010,000       88.22%          10,000        0.04%
-------------------------------------------------------------------------------------------------
Global Marketing Associates, Inc.(3)            125,000        1.57          125,000        0.55
-------------------------------------------------------------------------------------------------
Robert Herlin(4)(5)                                   0          --        1,046,875        4.61
-------------------------------------------------------------------------------------------------
Laird Q. Cagan(6)(7)                                  0          --        7,630,000       33.40
-------------------------------------------------------------------------------------------------
John Pimentel(6)                                      0          --          450,000        1.98
-------------------------------------------------------------------------------------------------
Sterling McDonald(8)                                  0          --           31,250         *
-------------------------------------------------------------------------------------------------
E.J. DiPaolo(4)                                       0          --                0          --
-------------------------------------------------------------------------------------------------
Gene Stoever(4)                                       0          --                0          --
-------------------------------------------------------------------------------------------------
Eric A. McAfee
Marguerite McAfee
P2 Capital LLC
McAfee Capital(6)(9)                                  0          --        6,350,000       27.79%
-------------------------------------------------------------------------------------------------
All executive officers and directors as
a group (one person prior to the Merger
and six persons following the closing of
the Merger)                                   7,010,000      88.22%        9,158,125       39.95%
-------------------------------------------------------------------------------------------------



---------------------

* Less than 1%.

(1) Based on 7,946,255 Reality Interactive shares outstanding on May 25, 2004.

(2) Based on 22,696,256 Reality Interactive shares outstanding immediately after the closing of the Merger on May 26, 2004.

(3)  Address: 378 North Main, #124, Layton, Utah 84041.

(4) Address: c/o Natural Gas Systems, Inc. 820 Gessner, Suite 1340, Houston, Texas 77024.

(5) Includes 46,875 shares issuable upon options exercisable within 60 days of the date hereof and excludes 203,125 options not exercisable within 60 days of the date hereof.

(6) Address: c/o Cagan McAfee, 10600 N. De Anza Blvd., Suite 250, Cupertino, California 95014

(7) Includes (x) 1,000,000 shares held in trust by Mr. Cagan's two daughters and
(y) immediately exercisable warrants to acquire 150,000 shares of common stock held by Cagan McAfee Capital Partners, LLC.

(8) Includes 31,250 shares issuable upon options exercisable within 60 days of the date hereof and excludes 218,750 options not exercisable within 60 days of the date hereof. (9) Includes (i) 1,000,000 shares directly held by Eric McAfee,
(ii) 2,000,000 shares held by P2 Capital LLC, an entity owned 50% by Marguerite McAfee (Mr. McAfee's spouse) and 25% by each of Mr. and Mrs. McAfee's minor children (over which shares Mrs. McAfee holds sole dispositive and voting power), (iii) 2,700,000 shares held by McAfee Capital, LLC, an entity owned 50% by each of Mr. and Mrs. McAfee (over which shares Mr. and Mrs. McAfee share voting and dispositive power) and (iv) 500,000 shares owned by Berg McAfee, LLC, an entity in which Mr. McAfee owns a 50% interest and shares voting and dispositive power. Also includes immediately exercisable warrants to acquire 150,000 shares of common stock held by Cagan McAfee Capital Partners, LLC. Mr. McAfee disclaims beneficial ownership over all of the shares held by P2 Capital and 50% of the shares held by Berg McAfee. Mrs. McAfee disclaims beneficial ownership over all of the shares and warrants held directly by Mr. McAfee and all of the shares held by Berg McAfee. McAfee Capital disclaims beneficial ownership over all of the shares held by P2 Capital LLC and 50% of the shares held by Berg McAfee.

BUSINESS OF REALITY INTERACTIVE

        Immediately prior to the completion of the Merger, Reality Interactive did not conduct any business operations and had minimal assets and liabilities.

BUSINESS OF NGS

        OVERVIEW

        Headquartered in Houston, Texas, NGS and its wholly owned subsidiaries (collectively, "NGS") is a development stage company that was founded in late 2003 to focus on acquiring established oil and gas fields and applying specialized technology to increase production rates. NGS currently has two full-time employees and has engaged a small number of independent contractors and service providers.

        NGS is re-developing a field in northern Louisiana, the Delhi Field, through conventional work-overs, re-entries, new drilling and selective application of lateral drilling. Separately, NGS recently executed a non binding letter of intent to purchase approximately 500 shallow gas wells in the same vicinity as the Delhi Field that management believes are candidates for lateral re-drilling and conventional redevelopment. NGS has also entered into a non-binding agreement to purchase approximately 127 shallow oil wells, also in the same general vicinity and with potential for conventional rehabilitation. NGS is reviewing other acquisition opportunities.

        BUSINESS MODEL

        Much of the oil and gas found to date in the United States remains in place and is unable to be economically produced from existing wells for various reasons, including depleted reservoir energy, well bore damage, low oil and gas prices at the time of abandonment, and inadequate reservoir penetration and drainage. NGS formed its business to acquire such resources at a low cost per MCF (thousand cubic feet of gas) or BO (barrel of oil) and apply existing and new technologies to access and produce incremental reserves, particularly those resources not fully exploited due to inadequate reservoir penetration.

        Many oil and gas fields discovered, developed and produced primarily before the 1970's offer the potential of re-entering or restoring to production wells with significant amounts of recoverable reserves, as the decision to shut in or abandon such wells was based upon oil or gas prices far below current levels. Many of these fields have been passed down from major oil companies to large independents and then to small independents due to low profitability. Additionally, many are held by private companies lacking the resources to fully re-develop the fields. The frequent result is a neglect of field repair, maintenance needs and exploitation opportunities, thereby presenting NGS with the opportunity to apply modern techniques and modest amounts of capital to take advantage of current and projected product prices.

        In many oil and gas reservoirs, particularly those characterized as having low permeability (high resistance to flow), adequate drainage only occurs close to the original well bore or along fractures or permeability streaks. In such reservoirs, modern drilling completion practices typically include hydraulic fracturing to break apart the reservoir near the well bore and increase the permeability of the reservoir. However, the hydraulic fracturing cost increases rapidly with the required extent of penetration into the reservoir. Those areas outside of the fractured zone provide limited contribution to flow, evidenced by rapid initial decline in rate followed by a long life, hyperbolic decline and low long term flow rate.

        By drilling a lateral hole horizontally from the well bore, the well may be effectively extended into or closer to previously untapped or partially depleted areas of the reservoir, potentially yielding incremental resources of oil or gas. Until recently, lateral drilling required an expensive and specialized, steerable drill bit capable of drilling laterally up to 5,000 feet at depths down to 13,000 feet, and at a cost of up to several hundred thousand dollars. One recently developed method of lateral drilling uses a patented ultra-high pressure water jetting process that is capable of drilling multiple lateral holes in existing wells up to 300-500 feet in length at well depths down to 5,800 feet, and at a much lower cost. While not yet fully proven, initial results of this process by other parties in over 300 wells to date have demonstrated effectiveness under certain circumstances, compared to conventional hydraulic fracturing, particularly in relatively thin, low permeability and dual porosity reservoirs.

        In late 2003, NGS executed an agreement with Verdisys, Inc., the holder of the U.S. license rights to this patented lateral drilling technology. Under the agreement, Verdisys has agreed to provide NGS with lateral drilling services based on NGS' projected needs, subject only to adequate advance notice, at a fixed price not to exceed the lowest price offered by Verdisys to any other customer for similar services.

        NGS plans to target well-established properties with existing production facilities and pipelines producing from a large number of well bores from shallow, low permeability reservoirs. NGS plans to sell production to a well-established and liquid market and a variety of buyers.

        DELHI FIELD

        NGS owns 100% of the working interest in the unitized Delhi Field in Northern Louisiana that extends about 12 miles in length and covers about 13,400 acres. At the time of purchase, the field had declined to a production level of approximately 25 barrels of oil per day from six producing wells. Early in 2004, NGS completed an agreement whereby a substantial net profits interest held by a third party was terminated. The only remaining obligation of NGS is the mortgage held by the sellers in the amount of $875,000 as of June 1, 2004. The balance of the promissory note that is secured by the mortgage is due in monthly installments through the end of 2004.

        Late last year, NGS initiated a plan to re-develop the field by restoring wells to production, re-completing wells in previously tested reservoirs, re-entering plugged and abandoned wells to produce previously tested reservoirs, drilling new wells to offset old wells that tested high gas rates, and selectively applying lateral drilling in formations that exhibit limited drainage characteristics due to streaks of impermeability.

RISK FACTORS RELATING TO THE BUSINESS OF NGS AND REALITY INTERACTIVE

        Because Reality Interactive did not conduct any business operations immediately prior to the Merger, its business operations after the Merger will be conducted primarily through its wholly owned subsidiary, NGS. This Report on Form 8-K contains statements relating to the future results of NGS and Reality Interactive that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the "safe harbor" created by those sections. Forward-looking statements frequently are identifiable by the use of words such as "believe," "anticipate," "expect," "intend," "will," and other similar expressions.

        The actual operating results of NGS and Reality Interactive may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, the risks that are described below and in Reality Interactive's other filings with the Securities and Exchange Commission that will be made after the date of this Report on Form 8-K. The forward-looking statements in this Report on Form 8-K are made only as of the date hereof, and Reality Interactive undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. If any of the following risks actually occurs, Reality Interactive's business could be harmed, the market price of its common stock could decline, and investors could lose all or part of their investment.

        NGS NEEDS ADDITIONAL FINANCING, WHICH IT MAY BE UNABLE TO OBTAIN.

        NGS does not have sufficient capital reserves to satisfy its obligations and continue operations through the end of 2004, and therefore has an immediate need for capital. While NGS is exploring various capital raising avenues, there is no assurance that NGS will be able to obtain the sufficient short-term capital needed to sustain operations. Further, NGS is incurring losses from operating activities. NGS' current capital reserves will not be sufficient to allow it to fully execute its business plan within the time frame projected and take advantage of available business opportunities during fiscal year 2004. Furthermore, NGS' growth strategy may not produce material revenue even if successfully funded.

        NGS HAS A LIMITED OPERATING HISTORY.

        NGS is a development stage company with a limited operating history, and it faces all of the risks common to companies in their early stages of development, including undercapitalization and uncertainty of funding sources, high initial expenditure levels and uncertain revenue streams, an unproven business model, and difficulties in managing growth. NGS' prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business. Since inception, NGS has incurred significant losses.

        NGS MAY INCUR UNFORESEEN COSTS.

        NGS is currently operating at a loss, and it intends to increase its operating expenses significantly with the expansion of acquisitions and oil and gas production. NGS' current cash reserves are only sufficient to fund short-term operations, and the proceeds will not be sufficient for NGS' medium and long-term needs, including but not limited to acquisitions. Additionally, NGS may encounter unforeseen costs that could also require it to seek additional capital. NGS does not have any permanent arrangements or credit facilities in place as a source of funds should this need arise, and there can be no assurance that NGS will be able to raise sufficient additional capital on acceptable terms, if at all. Any additional financing may result in significant dilution to Reality Interactive's existing shareholders.

        OIL AND GAS DRILLING, RE-COMPLETIONS AND RE-WORKING ARE SPECULATIVE ACTIVITIES AND INVOLVE NUMEROUS RISKS AND SUBSTANTIAL AND UNCERTAIN COSTS.

        NGS' growth will be materially dependent upon the success of its future drilling and development program. Drilling for oil and gas and re-working existing wells involve numerous risks, including the risk that no commercially productive oil or natural gas reservoirs will be encountered. The cost of drilling, completing and operating wells is substantial and uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors beyond NGS' control, including unexpected drilling conditions, pressure or irregularities in formations, equipment failures or accidents, adverse weather conditions, compliance with governmental requirements and shortages or delays in the availability of drilling rigs or crews and the delivery of equipment. Even when fully utilized, horizontal drilling does not predetermine if hydrocarbons will in fact be present in such structures if they are drilled. NGS' future drilling activities may not be successful and, if unsuccessful, such failure will have an adverse effect on NGS' future results of operations and financial condition. NGS' drilling schedule may vary from NGS' capital budget. The final determination with respect to the drilling of any scheduled or budgeted wells will be dependent on a number of factors, including, but not limited to: (i) the results of previous development efforts and the acquisition, review and analysis of data; (ii) the availability of sufficient capital resources for the drilling of the prospects; (iii) the approval of the prospects by other participants after additional data has been compiled; (iv) economic and industry conditions at the time of drilling, including prevailing and anticipated prices for oil and natural gas and the availability of drilling rigs and crews; (v) NGS' financial resources and results; (vi) the availability of leases and permits on reasonable terms for the prospects; and (vii) the success of applied drilling technology. There is no assurance that these projects can be successfully developed or that the wells discussed will, if drilled, encounter reservoirs of commercially productive oil or natural gas.

        THE PROPRIETARY HORIZONTAL DRILLING TECHNOLOGY OF VERDISYS MAY NOT WORK AS WELL AS PROJECTED.

        The horizontal drilling technology to be utilized through the services of Verdisys is still in its infancy and has not been widely applied within the industry. The successful application in a variety of rock formations and reservoir types has yet to be conclusively proven, and the long-term production enhancement projected has yet to be thoroughly demonstrated. Verdisys may not be able to provide sufficient quantity of services to meet the level of activity projected or provide adequate services at the prices quoted.

        NGS DEPENDS ON LICENSED TECHNOLOGY FROM THIRD PARTIES, AND THE FAILURE TO MAINTAIN THOSE LICENSES WOULD ADVERSELY AFFECT NGS.

        NGS uses a variety of technology in the oil and gas development and drilling process. NGS does not have any patents or copyrights for the technology it uses. Instead, NGS licenses or outsources most of the technology integral to its business from third parties, including Verdisys. The commercial success of NGS will depend in part on this licensed technology not infringing on the propriety rights of others and not breaching technology licenses that cover the technology NGS uses in its business. It is uncertain whether any third party patents will require NGS to use or develop alternative technology or to alter the company's business plan, obtain additional licenses, or cease activities that infringe on third-parties' intellectual property rights. The inability of NGS to acquire any third-party licenses, or to integrate the related third-party products into its business plan, could result in delays in development unless and until equivalent products can be identified, licensed, and integrated. Also, existing or future licenses may not continue to be available to NGS on commercially reasonable terms. Litigation, which could result in substantial cost to NGS, may be necessary to enforce any patents that licensed to NGS or to determine the scope and validity of third-party obligations.

        NGS' TECHNOLOGY MAY BECOME OBSOLETE.

        NGS' business is dependent upon the utilization of changing technology. As a result, NGS' ability to adapt to evolving technologies, obtain new technology and maintain technological advantages will be important to its future success. As new technologies develop, NGS may be placed at a competitive disadvantage, and competitive pressures may force NGS to implement such new technologies at substantial cost. There is no assurance that NGS will be able to successfully utilize, or expend the financial resources necessary to acquire, new technology or that others will not either achieve comparable or superior technological expertise.

        OIL AND NATURAL GAS PRICES ARE HIGHLY VOLATILE, AND LOW PRICES WILL NEGATIVELY AFFECT NGS' FINANCIAL RESULTS.

        NGS' revenue, profitability, cash flow, future growth and ability to borrow funds or obtain additional capital, as well as the carrying value of its properties, are substantially dependent upon prevailing prices of oil and natural gas. Lower oil and natural gas prices also may reduce the amount of oil and natural gas that NGS can produce economically. Historically, the markets for oil and natural gas have been volatile, and such markets are likely to continue to be volatile in the future. Prices for oil and natural gas are subject to wide fluctuation in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors that are beyond the control of NGS. These factors include the level of consumer product demand, weather conditions, domestic and foreign governmental regulations, the price and availability of alternative fuels, political conditions, the foreign supply of oil and natural gas, the price of foreign imports and overall economic conditions. It is impossible to predict future oil and natural gas price movements with certainty. Declines in oil and natural gas prices may materially adversely affect NGS' financial condition, liquidity, ability to finance planned capital expenditures and results of operations.

        REGULATORY AND ACCOUNTING REQUIREMENTS MAY IMPOSE SUBSTANTIAL REDUCTIONS IN PROVEN RESERVES, AND NGS' RELATED HEDGING ARRANGEMENTS MAY EXPOSE NGS TO CERTAIN RISKS.

        NGS plans to review on an annual or quarterly basis the carrying value of its oil and natural gas properties under the applicable rules of the various regulatory agencies, including the Securities and Exchange Commission. Under these rules, the carrying value of proved oil and natural gas properties may not exceed the present value of estimated future net after-tax cash flows from proved reserves, discounted at 10%. Application of this "ceiling" test generally requires pricing future revenue at the unescalated prices in effect as of the end the fiscal year and requires a write down for accounting purposes if the ceiling is exceeded, even if prices declined for only a short period of time. In the future, NGS may be required to write down the carrying value of its oil and natural gas properties when oil and natural gas prices are depressed or unusually volatile. Whether NGS will be required to take such a charge will depend on the prices for oil and natural gas at the end of any fiscal year and the effect of reserve additions or revisions and capital expenditures during such period.

        In order to reduce NGS' exposure to short-term fluctuations in the price of oil and natural gas, NGS may periodically enter into hedging arrangements. The hedging arrangements would apply to only a portion of NGS' production and provide only partial price protection against declines in oil and natural gas prices. Such hedging arrangements may expose NGS to risk of financial loss in certain circumstances, including instances where production is less than expected, NGS' customers fail to purchase contracted quantities of oil or natural gas or a sudden, unexpected event materially impacts oil or natural gas prices. In addition, NGS' hedging arrangements may limit the benefit to NGS of increases in the price of oil and natural gas.

        NGS MAY BE UNABLE TO ACQUIRE ADDITIONAL RESERVES.

        In general, the volume of production from oil and natural gas properties declines as reserves are depleted, with the rate of decline depending on reservoir characteristics. Except to the extent NGS acquires additional properties containing proved reserves or conducts successful development activities, or both, its proved reserves will decline. NGS' future oil and natural gas production is, therefore, highly dependent upon its level of success in finding or acquiring additional reserves.

        NGS IS SUBJECT TO SUBSTANTIAL OPERATING RISKS.

        The oil and natural gas business involves certain operating hazards such as well blowouts, mechanical failures, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, formations with abnormal pressures, hurricanes, pollution, releases of toxic gas and other environmental hazards and risks. NGS could suffer substantial losses as a result of any of these events. While NGS carries general liability insurance, control of well insurance, and operations extra expense coverage typical in its industry, NGS is not fully insured against all risks incident to its business.

        NGS may not always be the operator of some of its wells. As a result, NGS' operating risks for those wells and its ability to influence the operations for these wells will be less subject to its control. Operators of these wells may act in ways that are not in NGS' best interests.

        THE LOSS OF KEY PERSONNEL WOULD ADVERSELY AFFECT NGS.

        NGS depends to a large extent on the services of certain key management personnel, including NGS' executive officers, the loss of any of whom could have a material adverse effect on NGS' operations. NGS does not maintain key-man life insurance with respect to any employees. Also, except for the agreement with Verdisys, NGS does not have long-term agreements with its drilling and maintenance service providers. Accordingly, there is a risk that any of these service providers could discontinue servicing NGS' oil and gas fields for any reason. NGS also relies on third-party carriers for the transportation and distribution of its recovered reserves, and the loss of any of these carriers could have a material adverse effect on NGS' operations

        GOVERNMENTAL REGULATIONS AND LIABILITY FOR ENVIRONMENTAL MATTERS MAY ADVERSELY AFFECT NGS.

        Oil and natural gas operations are subject to extensive federal, state and local government regulations, which may be changed from time to time. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and natural gas wells below actual production capacity in order to conserve supplies of oil and natural gas. There are federal, state and local laws and regulations primarily relating to protection of human health and the environment applicable to the development, production, handling, storage, transportation and disposal of oil and natural gas, byproducts thereof and other substances and materials produced or used in connection with oil and natural gas operations. In addition, NGS may be liable for environmental damages caused by previous owners of property NGS purchases or leases. As a result, NGS may incur substantial liabilities to third parties or governmental entities. NGS is also subject to changing and extensive tax laws, the effects of which cannot be predicted. The implementation of new, or the modification of existing, laws or regulations could have a material adverse effect on NGS.

        NGS MAY HAVE DIFFICULTY MANAGING FUTURE GROWTH.

        NGS intends to grow through acquisitions and development activity. Any future growth may place a significant strain on NGS' financial, technical, operational and administrative resources. NGS' ability to grow will depend upon a number of factors, including its ability to identify and acquire new development or acquisition prospects, its ability to develop existing properties, its ability to continue to retain and attract skilled personnel, the results of its drilling program and acquisition efforts, the success of its technology and access to capital. There is no assurance that NGS will be successful in achieving or managing growth

        NGS FACES STRONG COMPETITION FROM LARGER OIL AND NATURAL GAS COMPANIES.

        NGS' competitors include major integrated oil and natural gas companies and numerous independent oil and natural gas companies, individuals and drilling and income programs. Many of these competitors are large, well-established companies with substantially larger operating staffs and capital resources than NGS has. NGS may not be able to successfully conduct its operations in this highly competitive environment. Specifically, these larger competitors may be able to pay more for development projects and productive oil and natural gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than NGS' resources permit. In addition, such companies may be able to expend greater resources on the existing and changing technologies that NGS believes will be increasingly important to attaining success in the industry.

        ANY CREDIT FACILITY THAT NGS ENTERS INTO IN THE FUTURE MAY HAVE BURDENSOME OPERATING RESTRICTIONS AND FINANCIAL COVENANTS.

        NGS intends to attempt to put in place a credit facility. Any such credit facility will likely be secured by a pledge of substantially all of NGS' assets and likely will have covenants that limit additional borrowings, sales of assets and the distributions of cash or properties and that prohibit the payment of dividends and the incurrence of liens. The credit facility also may require that specified financial ratios be maintained. The restrictions of such credit facility and the difficulty in obtaining additional debt financing may have adverse consequences on NGS' operations and financial results, including its ability to obtain financing for working capital, capital expenditures, its drilling program or purchases of new technology. NGS may be required to use a substantial portion of its cash flow to make debt service payments, which will reduce the funds that would otherwise be available for operations and future business opportunities. A substantial decrease in NGS' operating cash flow or an increase in its expenses could make it difficult to meet debt service requirements and require NGS to modify operations.

        NGS' ACQUISITION PROGRAM MAY BE UNSUCCESSFUL.

        The successful acquisition of producing properties requires an assessment of recoverable reserves, future oil and natural gas prices, operating costs, potential environmental and other liabilities and factors. Such assessments, even when performed by experienced personnel, are necessarily inexact and their accuracy inherently uncertain. NGS' review of subject properties, which generally includes on-site inspections, review of selected title and the review of reports filed with various regulatory entities, will not reveal all existing or potential problems, deficiencies and capabilities. NGS may not always perform inspections or title examinations on every well, and may not be able to observe structural and environmental problems even when it does undertake an inspection. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of such problems. There is no assurance that any acquisition of property interests by NGS will be successful and, if unsuccessful, that such failure will not have an adverse effect on NGS' future results of operations and financial condition.

        NGS CANNOT MARKET ITS PRODUCTION WITHOUT THE ASSISTANCE OF THIRD PARTIES, WHICH CANNOT BE ASSURED.

        The marketability of NGS' production depends upon the proximity of its reserves to, and the capacity of, facilities and third-party services, including oil and natural gas gathering systems, pipelines, trucking or terminal facilities, and processing facilities. The unavailability or lack of capacity of such services and facilities could result in the shut in of producing wells or the delay or discontinuance of development plans for properties. Any such delay or discontinuance could adversely affect NGS' financial condition.

        REALITY INTERACTIVE'S COMMON STOCK HAS A LIMITED PUBLIC TRADING MARKET, AND ITS STOCK PRICE MAY BE VOLATILE.

        The common stock of Reality Interactive is traded on the OTC Bulletin Board. The common stock is thinly traded, and an active trading market may never develop. A shareholder who decides to sell some or all of his or her shares may be unable to locate persons who are willing to purchase the shares. Also, because of the various risk factors described above, the price of the common stock may be volatile.

        REALITY INTERACTIVE DOES NOT INTEND TO PAY CASH DIVIDENDS.

        Reality Interactive has never paid cash dividends on its common stock and does not intend to do so in the foreseeable future.

        AFFILIATES OF THE FINANCIAL CONSULTANT COLLECTIVELY OWN APPROXIMATELY 62% OF REALITY INTERACTIVE'S OUTSTANDING STOCK AND THEREFORE COULD EXERCISE SIGNIFICANT CONTROL OVER THE CORPORATION.

        Affiliates of the Financial Consultant, including Laird Q. Cagan, the Chairman of the Board of Reality Interactive, beneficially collectively own approximately 62% of Reality's common stock. As a result, if these holders decided to act as a group, they would be able to exercise significant control over Reality Interactive and to significantly influence all matters requiring the approval of shareholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may make some transactions more difficult or impossible to complete without the approval of such holders, which could have an adverse effect on the market price of Reality Interactive's common stock or prevent Reality's shareholders from realizing a premium over the market price of the common stock.

        REALITY INTERACTIVE'S ABILITY TO ISSUE PREFERRED STOCK MAY HAVE ANTI-TAKEOVER EFFECTS THAT COULD CAUSE THE PRICE OF ITS COMMON STOCK TO DECLINE.

        Reality Interactive is authorized by its charter documents to issue shares of preferred stock. No shares of preferred stock are currently outstanding. The terms of any series of preferred stock may include special voting rights, dividend preferences, liquidation preferences, conversion and redemption rights. Some of these terms may favor the holders of preferred stock at the expense of the holders of common stock. The issuance of preferred stock could adversely affect the rights of the holders of Reality Interactive's common stock and, therefore, could reduce the value of the common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict Reality Interactive's ability to merge with, sell its assets to, or otherwise be acquired by, a third party and thereby preserve control by present management.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On May 26, 2004, Reality Interactive acquired NGS. See Item 1 of this Report on Form 8-K, which is incorporated by reference into this Item 2.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On May 26, 2004, the Board of Directors of Reality Interactive (acting in its capacity as the Audit Committee) dismissed Chisholm, Bierwolf & Nilson, LLC as Reality Interactive's independent accountants and appointed Hein & Associates LLP to serve as Reality Interactive's independent accountants. Hein & Associates LLP has served as the independent accountants of NGS since 2004.

        The reports of Chisholm, Bierwolf & Nilson, LLC on Reality Interactive's financial statements for the fiscal years ended December 31, 2003 and 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports stated that there was a substantial doubt about Reality Interactive's ability to continue as a going concern as a result of its accumulated deficit and negative net worth.

        During Reality Interactive's two most recent fiscal years and through May 26, 2004, (i) there was no disagreement between Reality Interactive and Chisholm, Bierwolf & Nilson, LLC on any matter regarding accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Chisholm, Bierwolf & Nilson, LLC, would have caused it to make reference to the subject matter of the disagreement in its reports on Reality Interactive's financial statements for such years, and (ii) there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K adopted by the Securities and Exchange Commission).

        Reality Interactive provided Chisholm, Bierwolf & Nilson, LLC with a copy of the preceding disclosures that are contained in this Item 4 and requested Chisholm, Bierwolf & Nilson, LLC to provide Reality Interactive with a letter stating whether or not it agrees with the disclosures. The letter from Chisholm, Bierwolf & Nilson, LLC is attached to this Report on Form 8-K as
Exhibit 16.1.

        During Reality Interactive's two most recent fiscal years and through May 26, 2004, neither Reality Interactive nor anyone acting on its behalf consulted Hein & Associates LLP with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed;
(ii) the type of audit opinion that might be rendered by Hein & Associates LLP on Reality Interactive's financial statements; or (iii) any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(v) of Regulation S-K and the accompanying instructions) or a "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K).

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

        As a result of the Merger, Reality Interactive has moved its principal executive offices to 820 Gessner, Suite 1340, Houston, Texas 77024.

        Following all required filings with governmental authorities, Reality Interactive intends to change its name to Natural Gas Systems, Inc. and to obtain a new trading symbol on the OTC Bulletin Board.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a)     Financial Statement of Businesses Acquired.

        The financial statements that are required by Item 7(a) of Form 8-K will be filed pursuant to an amendment to this Report on Form 8-K by the applicable filing deadline specified in Item 7(a).

        (b)     Pro Forma Financial Information.

        Any pro forma financial information that is required by Item 7(b) of Form 8-K will be filed pursuant to an amendment to this Report on Form 8-K by the applicable filing deadline specified in Item 7(b).

        (c)     Exhibits.

                2.1 Agreement and Plan of Reorganization dated as of April 12, 2004 among Reality Interactive, Inc., Reality Acquisition Corp., Global Marketing Associates, Inc., Dean H. Becker and Natural Gas Systems, Inc. (filed as an exhibit to Reality Interactive's Report on Form 8-K/A dated April 22, 2004, which was filed with the Securities and Exchange Commission on April 27, 2004, and incorporated by reference into this Report on Form 8-K).

                16.1 Letter dated June 2, 2004 from Chisholm, Bierwolf & Nilson, LLC regarding its concurrence with the statements made by Reality Interactive concerning the change in accountants.

ITEM 8.  CHANGE IN FISCAL YEAR.

        Concurrently with the closing of the Merger on May 26, 2004, Reality Interactive determined to change its fiscal year end from December 31 to June 30, which is the fiscal year end of NGS. Reality Interactive intends to file an Annual Report on Form 10-KSB for the transition period from January 1, 2004 to June 30, 2004.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       REALITY INTERACTIVE, INC.



Date:  June 2, 2004                    By: /s/ ROBERT HERLIN
                                          --------------------------------------
                                          Robert Herlin, Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------
2.1             Agreement and Plan of Reorganization dated as of April 12, 2004 among Reality Interactive, Inc., Reality Acquisition Corp.,
                Global Marketing Associates, Inc., Dean H. Becker and Natural
                Gas Systems, Inc. (filed as an exhibit to Reality Interactive's
                Report on Form 8-K/A dated April 22, 2004, which was filed with the Securities and Exchange Commission on April 27, 2004, and
                incorporated by reference into this Report on Form 8-K).

16.1 Letter dated June 2, 2004 from Chisholm, Bierwolf & Nilson, LLC regarding its concurrence with the statements made by Reality
                Interactive concerning the change in accountants.